SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             LEHMAN ABS CORPORATION
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             (Exact name of registrant as specified in its charter)


               Delaware                                          13-3447441
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(State of incorporation or organization)                       (IRS Employer
                                                             Identification No.)


3 World Financial Center, New York, New York                       10285
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 (Address of principal executive offices)                        (Zip Code)


   If this Form relates to the          If this Form relates to the
   registration of a class of           registration of a class of debt
   debt securities and is               securities and is to become
   effective upon filing                effective simultaneously with the
   pursuant to General                  effectiveness of a concurrent
   Instruction  A(c)(1) please          registration statement under the
   check the following box. [X]         Securities Act of 1933 pursuant to
                                        General Instruction A(c)(2) please
                                        check the following box.   [_]


        Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                          Name of each exchange on which
   to be so registered                          each class is to be registered
   -------------------                          ------------------------------

   Callable Treasury Strip Trust Certificates,      New York Stock Exchange
    Series 1997-USTS-2



        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              The description of the Callable Treasury Strip Trust Certificates, Series 1997-USTS-2, is contained in the Prospectus, dated November 15, 1995, included in the Registrant's Registration Statement on Form S-3 (No. 33-73438) under the caption "Description of Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated October 10, 1997, to be filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, under the caption "Description of the Certificates," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

              The securities described herein are to be registered pursuant to
Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with
Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with such exchange.

1. Standard Terms for Trust Agreements, dated as of February 28, 1996, between the Registrant and The Bank of New York, as Trustee, as supplemented by the Series Supplement, dated as of October 14, 1997, between the Registrant and The Bank of New York, relating to the Callable Treasury Strip Trust Certificates, Series 1997-USTS-2.




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
                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         LEHMAN ABS CORPORATION
                                          (Registrant)

Date:  October 10, 1997                  By: /s/ Bruce M. Witherell
                                            ---------------------------------
                                         Name: Bruce M. Witherell
                                         Title: Managing Director